Exhibit 24.5
DUKE ENERGY INDIANA, INC.
Power of Attorney
Registration Statement on Form S-3
     The undersigned Duke Energy Indiana, Inc., an Indiana corporation, and certain of its officers and/or directors, do each hereby constitute and appoint David L. Hauser, Lynn J. Good, Robert T. Lucas III and Julia S. Janson, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, sign and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Corporation on Form S-3 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.
     Executed as of the 26th day of September, 2007.

DUKE ENERGY INDIANA, INC. (Registrant)

By:	/s/James E. Rogers

Name: James E. Rogers Title: Chief Executive Officer

SIGNATURE	TITLE

/s/James E. Rogers James E. Rogers	Chief Executive Officer (Principal Executive Officer)
/s/David L. Hauser David L. Hauser	Group Executive and Chief Financial Officer (Principal Financial Officer)
/s/James L. Turner James L. Turner	Director and Group Executive and Chief Operating Officer
/s/Steven K. Young Steven K. Young	Senior Vice President and Controller (Principal Accounting Officer)
/s/Kay E. Pashos Kay E. Pashos	Director
/s/Jim L. Stanley Jim L. Stanley	Director